Exhibit 10.1

                     AMENDED AND RESTATED LOAN AGREEMENT

                         Dated as of August 28, 1997

                                   between

                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION

                                     and

                                  PIZZA INN, INC.



                             TABLE OF CONTENTS



                                                                                     Page

ARTICLE  I  -  Definitions                                                              1
Section  1.1         Definitions                                                        1
Section  1.2         Other  Definitional  Provisions                                   14

ARTICLE  II  -  Restructured  Loans                                                    14
Section  2.2          Commitment                                                       14
Section  2.3          Revolving  Credit  Note                                          15
Section  2.4          Repayment  of  Advances                                          15
Section  2.5          Interest                                                         15
Section  2.6          Borrowing  Procedure                                             15
Section  2.7          Use  of  Proceeds                                                16
Section  2.8          Commitment  Fee                                                  16
Section  2.9          Reduction  or  Termination  of  Commitments                      16
Section  2.10         Letters  of  Credit                                              16

ARTICLE  III  -  Payments                                                              19
Section  3.1          Method  of  Payment                                              19
Section  3.2          Voluntary  Prepayment                                            19
Section  3.3          Mandatory  Prepayment  of  Advances                              20
Section  3.4          Withholding  Taxes                                               20
Section  3.5          Computation  of  Interest                                        20

ARTICLE  IV  -  Special  Provisions  Regarding  Eurodollar  Advances                   20
Section  4.1          Conversions  and  Continuations                                  20
Section  4.2          Additional  Costs                                                21
Section  4.3          Limitation  on  Types  of  Advances                              22
Section  4.4          Illegality                                                       23
Section  4.5          Treatment  of  Affected  Advances                                23
Section  4.6          Compensation                                                     23
Section  4.7          Capital  Adequacy                                                24

ARTICLE  V  -  Security                                                                24
Section  5.1          Collateral                                                       24
Section  5.3          Setoff                                                           25

ARTICLE  VI  -  Conditions  Precedent  and  Closing                                    26
Section  6.1           Renewal and Restructure                                         26
Section  6.2           New  Advances                                                   28
Section  6.3           Closing                                                         28

ARTICLE  VII  -  Representations  and  Warranties                                      29
Section  7.1            Corporate  Existence                                           29
Section  7.2            Financial  Statements                                          29
Section  7.3            Corporate  Action;  No  Breach                                 29
Section  7.4            Operation  of  Business                                        30
Section  7.5            Litigation  and  Judgments                                     30
Section  7.6            Rights  in  Properties;  Liens                                 30
Section  7.7            Enforceability                                                 30
Section  7.8            Approvals                                                      31
Section  7.9            Debt                                                           31
Section  7.10           Taxes                                                          31
Section  7.11           Use  of  Proceeds;  Margin  Securities                         31
Section  7.12           ERISA                                                          31
Section  7.13           Disclosure                                                     31
Section  7.14           Subsidiaries                                                   32
Section  7.15           Agreements                                                     32
Section  7.16           Compliance  with  Laws                                         32
Section  7.17           Inventory                                                      32
Section  7.18           Investment  Company  Act                                       32
Section  7.19           Public  Utility  Holding  Company  Act                         32
Section  7.20           Environmental  Matters                                         33

ARTICLE  VIII  -  Positive  Covenants                                                  34
Section  8.1            Reporting  Requirements                                        34
Section  8.2            Maintenance  of  Existence;  Conduct of Business               36
Section  8.3            Maintenance  of  Properties                                    36
Section  8.4            Taxes  and  Claims                                             36
Section  8.5            Insurance                                                      37
Section  8.6            Inspection  Rights                                             37
Section  8.7            Keeping  Books  and  Records                                   37
Section  8.8            Compliance  with  Laws                                         37
Section  8.9            Compliance  with  Agreements                                   37
Section  8.10           Further  Assurances                                            37
Section  8.11           ERISA                                                          37

ARTICLE  IX  -  Negative  Covenants                                                    38
Section  9.1            Debt                                                           38
Section  9.2            Limitation  on  Liens                                          38
Section  9.3            Mergers,  Etc.                                                 39
Section  9.4            Restricted  Payments                                           40
Section  9.5            Investments                                                    40
Section  9.6            Limitation  on  Issuance  of  Capital  Stock                   41
Section  9.7            Transactions  With  Affiliates                                 41
Section  9.8            Disposition  of  Assets                                        42
Section  9.9            Sale  and  Leaseback                                           42
Section  9.10           Prepayment  of  Debt                                           42
Section  9.11           Nature  of  Business                                           42
Section  9.12           Environmental  Protection                                      42
Section  9.13           Accounting                                                     43

ARTICLE  X  -   Financial  Covenants                                                   43
Section  10.1           Current  Ratio                                                 43
Section  10.2           Leverage  Ratio                                                43

ARTICLE  XI  -  Default                                                                44
Section  11.1           Events  of  Default                                            44
Section  11.2           Remedies                                                       46
Section  11.3           Performance  by  the  Bank                                     47

ARTICLE  XII  -  Miscellaneous                                                         47
Section  12.1          Expenses                                                        47
SECTION  12.2          INDEMNIFICATION                                                 48
Section  12.3          Limitation  of  Liability                                       48
Section  12.4          No  Duty                                                        49
Section  12.5          No  Fiduciary  Relationship                                     49
Section  12.6          Equitable  Relief                                               49
Section  12.7          No  Waiver;  Cumulative  Remedies                               49
Section  12.8          Successors;  Assignment                                         49
Section  12.10         Survival                                                        50
Section  12.11         ENTIRE  AGREEMENT.                                              50
Section  12.12         Amendments,  Etc                                                50
Section  12.13         Maximum  Interest  Rate                                         50
Section  12.14         Notices                                                         51
Section  12.15         Governing  Law;  Venue;  Service  of  Process                   51
Section  12.17         Counterparts                                                    53
Section  12.18         Severability                                                    53
Section  12.19         Headings                                                        53
Section  12.20         Non-Application of Chapter 15 of Texas Credit Code              53
Section  12.21         Construction                                                    54
Section  12.22         Independence  of  Covenants                                     54
Section  12.23         WAIVER  OF  JURY  TRIAL                                         54


                    AMENDED AND RESTATED LOAN AGREEMENT


     THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), dated as of August 28, 1997, is between PIZZA INN, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (the "Borrower"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, formerly known as First Interstate Bank of Texas, N.A. (the "Bank").

                              R E C I T A L S:

     WHEREAS, the Bank and The Provident Bank (collectively, the "Prior Lenders"), and the Borrower have previously entered into the Prior Loan Agreement (as defined herein); and

     WHEREAS, the Bank acquired all of the rights and obligations of The Provident Bank under the Prior Loan Agreement and became the sole lender thereunder; and

     WHEREAS, the Borrower has requested (a) that the existing principal indebtedness under the Prior Loan Agreement in the approximate amount of $6,900,000 be renewed, extended and restructured as a revolving credit loan in an amount not to exceed Nine Million Five Hundred Thousand Dollars ($9,500,000) outstanding at any time, and (b) that the Prior Loan Agreement be amended and restated in its entirety by entering into this Agreement; and

     WHEREAS, the Borrower and the Bank are willing to consolidate, amend and restate the Prior Loan Agreement in its entirety upon and subject to the terms, conditions and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                Definitions

     Section 1 Definitions . As used in this Agreement, the following terms have the following meanings:

     "AAA"  shall  have  the  meaning  set  forth  in  Section  12.16  (b).

     "Additional  Costs"  has  the  meaning  specified  in  Section  4.2.

     "Adjusted Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Bank to be equal to the quotient of (a) the Eurodollar Rate for such Eurodollar Advance for such Interest Period divided by (b) 1 minus the Reserve Requirement for such Eurodollar Advance for such Interest Period.

     "Advance" means the Existing Loans and any advance of funds by the Bank to the Borrower pursuant to Article II and the Continuation or Conversion thereof pursuant to the provisions hereof.

     "Advance Request Form" means, a certificate, in substantially the form of Exhibit "B" hereto, properly completed and signed by the Borrower requesting an Advance.

     "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Bank be deemed an Affiliate of the Borrower or any of its Subsidiaries.

     "Applicable Lending Office" means, for each Type of Advance, the lending office of the Bank (or of an Affiliate of Bank) designated for such Type of Advance below its name on the signature pages hereof or such other office of Bank (or of an Affiliate of Bank) as Bank may from time to time specify to the Borrower as the office by which its Advances of such Type are to be made and maintained.

     "Applicable Rate" means: (a) during the period that an Advance is a Prime Rate Advance, the Prime Rate plus the Prime Rate Margin; and (b) during the period that an Advance is a Eurodollar Advance, the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin.

     "Assignment of Leases" means the Assignment of Leases and Rents dated December 1, 1994 executed by the Borrower in favor of the Bank, as agent, for the benefit of the Prior Lenders, together with all amendments, modifications and renewals thereof.

     "Authorized Officer" means the chief executive officer, the chief operating officer, the chief financial officer, the controller or the secretary of a corporation.

     "Basle Accord" means, the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory
Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

     "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Dallas, Texas, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Eurodollar Advances, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Expenditures" means expenditures of Borrower and the Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets, less the amount of sale and leaseback transactions not exceeding an aggregate of $600,000 in any twelve (12) month period.

     "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Change of Control" means (a) the merger or consolidation of the Borrower with any other corporation with the effect that the then existing shareholders of the Borrower will hold less than fifty percent (50%) of the total voting power of the surviving corporation, (b) the acquisition of at least thirty-three and one-third percent (33 1/3%) of the voting power or voting stock of the Borrower by any Person or related group of Persons other than the executive officers of the Borrower, or (c) the sale, transfer, or disposition of common stock by Mr. C. Jeffrey Rogers such that his beneficial interest in the Borrower falls below fifteen percent (15%) of the issued and outstanding common stock of the Borrower.

     "Closing  Date"  has  the  meaning  specified  in  Section  6.3.

     "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

     "Collateral"  has  the  meaning  specified  in  Section  5.1.

     "Commitment" means the obligation of the Bank to make Advances hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding Nine Million Five Hundred Thousand Dollars ($9,500,000), as the same may be reduced pursuant to Section 2.8 or terminated pursuant to
Section  2.8  or  11.2.

     "Consolidated Assets" means, at any particular time, all amounts which, in conforming with the GAAP, would be included as assets on a consolidated balance sheet of Borrower and the Subsidiaries.

     "Consolidated Current Assets" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and the Subsidiaries, excluding any prepaid expenses.

     "Consolidated Current Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries.

     "Consolidated Free Cash Flow" means, for any period, the aggregate Consolidated Net Income calculated before federal income taxes, depreciation and amortization but after deducting Capital Expenditures, any Federal income taxes paid or payable in cash by the Borrower and any extraordinary gains of the Borrower during the period in question; provided, however, that for the purposes of determining the Eurodollar Rate Margin only, the amount of any extraordinary losses during the period in question shall be added thereto.

     "Consolidated Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries.

     "Consolidated Net Income" means, for any period, the aggregate net income (or net loss) of the Borrower and the Subsidiaries on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; provided, however, there shall be excluded therefrom: (a) any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet, (b) loans and advances to any stockholder, director, officer, or employee of the Borrower or any Affiliate of the Borrower, and (c) all assets which are properly classified as intangible assets and are acquired subsequent to June 26, 1994.

     "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 4.1 of a Eurodollar Advance as a Eurodollar Advance from one Interest Period to the next Interest Period.

     "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Article IV of one Type of Advance into another Type of Advance.

     "Current Ratio" means, at any particular time, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

     "Debt" means, as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments,
(c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days, (d) all Capital Lease Obligations of such Person, (e) all indebtedness or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

     "Deed of Trust" means the Deed of Trust and Security Agreement dated December 1, 1994, executed by the Borrower in favor of the Bank, as Agent under the Prior Loan Agreement, for the benefit of the Prior Lenders, pursuant to which Borrower has previously granted a Lien on the Real Property, together with all amendments, modifications and renewals thereof.

     "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

     "Default Rate" means the lesser of (i) the Maximum Rate or (ii) the sum of the Prime Rate in effect from day to day plus three and twenty-five one hundredths percent (3.25%).

     "Dispute"  shall  have  the  meaning  set  forth  in  Section 12.16(a).

     "Dollars"  and "$" mean lawful money of the United States of America.

     "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental
Response,  Compensation and Liability Act of 1980, 42 U.S.C.   9601 et seq.,
the  Resource  Conservation  and  Recovery  Act  of 1976, 42 U.S.C.   6901 et
seq.,  the Clean Air Act, 42 U.S.C.   7401 et seq., the Clean Water Act, 33
U.S.C.      1251  et seq., and the Toxic Substances Control Act, 15 U.S.C.
2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

     "Eurodollar Advances" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Adjusted Eurodollar Rate" in this Section 1.1.

     "Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period, the rate per annum quoted by the Reference Bank at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by the Reference Bank to leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Advance to be made by the Reference Bank to which such Interest Period relates.

     "Eurodollar Rate Margin" means, at such times and from time to time as the relevant Funded Debt Ratio is in one of the following ranges, the percentage per annum set forth opposite such Funded Debt Ratio:

               Funded  Debt  Ratio                              Percentage

               Less  than  2.0  to  1.0                                  1.25%

               2.0  to  1.0  or  greater  and  less
               than  2.5  to  1.0                                        1.50%

               2.5  to  1.0  or  greater  and  less
               than  3.0  to  1.0                                        1.75%

               3.0  to  1.0  or  greater  and  less
               than  3.5  to  1.0                                        2.00%

               3.5  to  1.0  or  greater                                 2.25%

The Borrower shall give written notice to the Bank of any changes in the Funded Debt Ratio as of the end of any fiscal quarter which results in a change to the Eurodollar Rate Margin concurrently with its delivery of the items required under Section 8.1(c) hereof, and any change to the Eurodollar Rate Margin shall be effective with respect to any Interest Period commencing after the Bank has received such information.

     "Event  of  Default"  has  the  meaning  specified  in  Section  11.1.

     "Existing Letter of Credit" means the existing letter of credit with a face amount of $230,000 issued by the Bank to Northwestern National Insurance Company for the account of the Borrower pursuant to the Prior Loan Agreement.

     "Existing Loans" means the existing revolving credit and term loans provided by the Bank to the Borrower pursuant to the Prior Loan Agreement.

     "Facility  Fee"  means  $25,000.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on federal funds transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to Wells Fargo Bank (Texas), National Association on such day on federal funds transactions as determined by the Bank.

     "Fixed Charge Coverage Ratio" means, at any time, the quotient determined by dividing (a) the sum of Consolidated Free Cash Flow plus interest expenses of the Borrower and the Subsidiaries for the preceding twelve (12) calendar months by (b) the sum of (i) all scheduled payments on all Long Term Debt of the Borrower and the Subsidiaries and all scheduled payments under Capital Lease Obligations of the Borrower and the Subsidiaries during the preceding twelve (12) calendar months plus (ii) interest expenses of the Borrower and the Subsidiaries for the preceding twelve (12) calendar months.

     "Foreign Subsidiaries" means PIBCO, Ltd., a Bermuda corporation, Pizza Inn of South Africa, a South Africa corporation, and Pizza Inn Servicos De
Gestao  De  Franchising   Lda., a Madeira, Portugal corporation, collectively.

     "Funded Debt Ratio" means, at any time, the quotient determined by dividing (a) the sum of all Debt for borrowed money and Capital Lease Obligations of the Borrower and the Subsidiaries by (b) the Consolidated Free Cash Flow for the preceding twelve (12) complete calendar months less the amount of any purchases by the Borrower of its common stock in excess of $800,000 during said period.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantors" means all existing Subsidiaries (other than the Foreign Subsidiaries) and any future Subsidiaries which become a party to the Guaranty.

     "Guaranty" means the Amended and Restated Guaranty of Guarantors in favor of the Bank, in substantially the form of Exhibit F hereto, as the same may be amended, supplemented or modified from time to time.

     "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or
becomes  listed,  regulated,  or  addressed  under  any    Environmental  Law,
including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

     "Interest Period" means the period commencing, with respect to any Eurodollar Advances, on the date such Eurodollar Advances are made or Converted from Advances of another Type or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select as provided in Sections 2.5 or 4.1 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day; (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; and (c) no more than three (3) Interest Periods shall be in effect at the same time.

     "Letter of Credit" means the existing Letter of Credit and any letter of credit issued by the Bank for the account of the Borrower pursuant to
Section  2.10(a).

     "Letter of Credit Disbursement" means a disbursement by the Bank to the beneficiary of a Letter of Credit in connection with a drawing thereunder.

     "Letter of Credit Liabilities" means, at any time, the aggregate face amount of all outstanding Letters of Credit.

     "Letter of Credit Request Form" means a certificate, substantially in the form of Exhibit "E" hereto, properly completed and signed by the Borrower requesting issuance of a Letter of Credit.

     "Leverage Ratio" means, at any particular time, the ratio of Consolidated Liabilities to Consolidated Net Worth.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan Documents" means this Agreement, the Revolving Credit Note, the Security Documents, the Guaranty, and all promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

     "Long Term Debt" means any Debt for borrowed money which will not mature or become due within the next twelve (12) months.

     "Maximum Rate" means the maximum rate of interest under applicable law that the Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.

     "Monthly Payment Date" means the last Business Day of each calendar month of each year, the first of which shall be the first such day after the Closing Date.

     "Multiemployer  Plan"  means  a  multiemployer  plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Obligated Party" means each Guarantor and any other Person who is or becomes a party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

     "Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Bank arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

     "Operating Lease" means any lease (other than a lease constituting a Capital Lease Obligation) of real or personal property.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

     "Plan" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Pledged Shares" means all shares of stock of the Subsidiaries, owned or to be owned by the Borrower or any of the Subsidiaries, and all dividends, cash, stock dividends, instruments and other property from time to time received, receivable by, or otherwise distributed to, the Borrower or any Subsidiary for its account in respect of or in exchange for any or all of such shares.

     "Prime Rate" means, at any time, the rate of interest per annum then most recently established by Wells Fargo Bank (Texas), National Association as its prime rate, which rate may not necessarily be the lowest rate of interest charged by Wells Fargo Bank (Texas), National Association to its borrowers. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect without notice to the Borrower at the time of such change in the Prime Rate.

     "Prime Rate Advances" means Advances that bear interest at rates based upon the Prime Rate.

     "Prime Rate Margin" means, at any time, the following percentage determined by reference to the Funded Debt Ratio then existing:

Funded  Debt  Ratio                                                 Percentage
Less  than  2.0  to  1.0                                                -1.00%
2.0  to  1.0  or  greater  and  less  than  2.5  to  1.0                -0.75%
2.5  to  1.0  or  greater  and  less  than  3.0  to  1.0                -0.50%
3.0  to  1.0  or  greater  and  less  than  3.5  to  1.0                -0.25%
3.5  to  1.0  or  greater                                                0.00%

     "Principal Office" means the Dallas office of the Bank, presently located at 1445 Ross Avenue, Dallas, Texas.

     "Prior  Lenders"  is  defined  in  the  recitals  to  this  Agreement.

     "Prior Loan Agreement" means that certain Loan Agreement dated December 1, 1994, among the Borrower and the Prior Lenders, as amended by (i) that certain First Amendment to Loan Agreement dated April 28, 1995, (ii) that certain Second Amendment to Loan Agreement dated November 30, 1995, (iii) that certain Third Amendment to Loan Agreement dated June 28, 1996 and (iv) that certain Fourth Amendment to Loan Agreement dated April 1, 1997.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Quarterly Payment Date" means the last day of each February, May, August and November of each year, the first of which shall be the first such day after the Closing Date.

     "Real Property" means the real property and interests in real property identified on Schedule 1 attached hereto and all improvements and fixtures thereon and all appurtenances thereto.

     "Reference Bank" means Wells Fargo Bank (Texas), National Association. If for any reason Wells Fargo Bank (Texas), National Association shall no longer participate in the Eurodollar market, then "Reference Bank" shall thereafter mean such financial institution as the Bank may from time to time specify to the Borrower.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including
Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including the Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

     "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "Reserve Requirement" means, for any Eurodollar Advance for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Advances.

     "Revolving Credit Note" means the promissory note executed by the Borrower payable to the order of the Bank in the aggregate principal amount of Nine Million Five Hundred Thousand Dollars ($9,500,000), in substantially the form of Exhibit "A" hereto, representing the renewal, extension and restructure of the Existing Loans and any additional Advances hereunder, together with all amendments, modifications, and renewals thereof.

     "RICO"  means  the  Racketeer  Influenced and Corrupt Organization Act of
1970,  as  amended  from  time  to  time.

     "Security Agreement" means the Security Agreement dated December 1, 1994, executed by the Borrower and the Guarantors in favor of the Bank, as Agent under the Prior Loan Agreement, pursuant to which Borrower and Guarantors have previously granted a Lien on the Collateral described therein, together with all amendments, modifications and renewals thereof.

     "Security Documents" means, collectively, the Assignment of Leases, the Deed of Trust, the Security Agreement, the Trademark Security Interest Document, and all other mortgages, deeds of trust, security agreements, assignments, financing statements, and other documents securing the Obligations.

     "Subsidiary" means any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

     "Termination Date" means 10:00 A.M. Dallas, Texas time on August 30, 1999, or such earlier date and time on which the Commitment terminates as provided in this Agreement; provided, however, if such date is not a Business Day, the "Termination Date" shall be the first Business Day following such date.

     "Trademark Security Interest Document" means the Trademark Security Interest Document dated December 1, 1994, previously executed by the Borrower in favor of the Bank, as Agent under the Prior Loan Agreement, pursuant to which Borrower has previously granted a Lien on the Collateral described therein, together with all amendments, modifications and renewals thereof.

     "Type" means a type of Advance consisting of either a Prime Rate Advance or a Eurodollar Advance.

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

     Section 2 Other Definitional Provisions . All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                             Restructured Loans


     Section 1 Renewal and Restructure of Existing 4oans. The aggregate unpaid principal balance of the Existing Loans as of the date hereof is $6,685,252.29. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to renew, extend and restructure the Existing Loans as part of a revolving credit loan which shall be evidenced by the Revolving Credit Note.

     Section 2 Commitment . Subject to the terms and conditions of this Agreement, the Bank agrees to make one or more additional Advances to the Borrower from time to time from the Closing Date to and including the Termination Date, provided that the aggregate amount of all Advances (including the Existing Loans) at any time outstanding shall not exceed the amount of the Commitment minus the Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder the amount of the Commitment by means of Prime Rate Advances and Eurodollar Advances and, until the Termination Date, the Borrower may Convert Advances of one Type into Advances of another Type. Advances of each Type made by the Bank shall be made and maintained at the Bank's Applicable Lending Office for Advances of such Type.

     Section 3 Revolving Credit Note . The obligation of the Borrower to repay the Bank for Advances and interest thereon shall be evidenced by the Revolving Credit Note. The Revolving Credit Note shall be executed by the Borrower, payable to the order of Bank, in the principal amount equal to the Commitment as originally in effect, and dated the Closing Date.

     Section 4 Repayment of Advances . The Borrower shall repay the unpaid principal amount of all Advances on the Termination Date.

     Section 5 Interest . The unpaid principal amount of the Advances shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable as follows:

     (i) in the case of all Prime Rate Advances, on each Monthly Payment Date;

     (ii) in the case of all Eurodollar Advances, on the last day of each Interest Period applicable thereto, and with respect to any Interest Period exceeding three (3) months, on the last day of the third month after the commencement of such Interest Period; and

     (iii)     on  the  Termination  Date.

Notwithstanding the foregoing, all outstanding principal of all Advances and (to the fullest extent permitted by law) any other amount payable by the Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

     Section 6 Borrowing Procedure . The Borrower shall give the Bank notice by means of an Advance Request Form of each requested Advance at least one (1) Business Day before the requested date of each Prime Rate Advance and at least three (3) Business Days before the requested date of each Eurodollar Advance, specifying: (a) the requested date of such Advance (which shall be a Business Day), (b) the amount of such Advance, (c) the Type of the Advance, and (d) in the case of a Eurodollar Advance, the duration of the Interest Period for such Advance. The Bank at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of the Bank's right to delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by the Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Bank. Each Eurodollar Advance shall be in the minimum amount of Fifty Thousand Dollars ($50,000) or an integral multiple thereof. Not later than 1:00 p.m. Dallas, Texas time on the date specified for each Advance hereunder, and subject to the other terms and conditions of this Agreement, the Bank will make each Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Bank at the Principal Office. All notices by the Borrower under this Section shall be irrevocable and shall be given not later than 10:00 A.M. Dallas, Texas, time on the day which is not less than the number of Business Days specified above for such notice. No more than three (3) Interest Periods shall be in effect at the same time.

     Section 7 Use of Proceeds . The proceeds of Advances shall be used by the Borrower and the Subsidiaries for working capital in the ordinary course of business and general corporate purposes.

     Section 8 Commitment Fee . The Borrower agrees to pay to the Bank a Commitment Fee (herein so called) on the daily average unused amount of the Commitment, for the period from and including the date of this Agreement to and including the Termination Date, at the rate of one-half of one percent (1/2%) per annum based on a 360 day year and the actual number of days elapsed; provided, however, that if at any time the Funded Debt Ratio is less than 3.0 to 1.0, such rate shall be reduced to three-eighths of one percent (3/8%) per annum. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date. For the purpose of calculating the Commitment Fee, the Commitment shall be deemed utilized to the extent of all outstanding Advances and Letter of Credit Liabilities.

     Section 9 Reduction or Termination of Commitments . The Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Commitment upon at least two (2) Business Days' prior notice (which notice shall be irrevocable) to the Bank specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of One Hundred Thousand Dollars ($100,000) or an integral multiple of $50,000 in excess thereof and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Advances exceeds the Commitment (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Commitment may not be reinstated after it has been terminated or reduced.

     Section 10       Letters  of  Credit  .

     (a)  Pursuant  to  the  Prior  Loan  Agreement,  the  Bank has issued the
Existing Letter of Credit. Subject to the terms and conditions of this Agreement, the Bank agrees to issue one or more additional Letters of Credit for the account of the Borrower from time to time from the date hereof to and including the Termination Date; provided, however, the outstanding Letter of Credit Liabilities (including the face amount of the Existing Letter of Credit) shall not at any time exceed an amount equal to the aggregate amount of the Commitment minus the outstanding Advances. Each Letter of Credit shall have an initial expiration date not to exceed 365 days from the date of issuance, shall not have an expiration date beyond the Termination Date, shall be payable in Dollars, shall be satisfactory in form and substance to the Bank and shall be issued pursuant to such documents and instruments consistent with this Agreement (including, without limitation, the Bank's standard application for issuance of letters of credit as then in effect) as the Bank may reasonably require. Each Letter of Credit shall be issued on at least five
(5) Business Days prior notice from the Borrower to the Bank by means of a Letter of Credit Request Form describing the transaction proposed to be supported thereby and specifying (1) the requested date of issuance (which shall be a Business Day), (2) the face amount of the Letter of Credit, (3) the expiration date of the Letter of Credit, (4) the name and address of the beneficiary, (5) the conditions permitting the drawing or drawings thereunder and (6) the form of the draft and any other documents required to be presented at the time of any drawing (such request to set forth the exact wording of such documents or to attach copies thereof). Upon fulfillment of the applicable conditions precedent in this Section 2.10(a), the Bank shall make the applicable Letter of Credit available to the Borrower or, if so requested by the Borrower, to the beneficiary of the Letter of Credit.

     (B) Each Letter of Credit Disbursement shall constitute and be deemed an Advance (which shall initially be a Prime Rate Advance) by the Bank to the Borrower as of the day and time such Letter of Credit Disbursement is made by the Bank and in the amount of such Letter of Credit Disbursement. The Borrower shall pay to the Bank a letter of credit fee on the outstanding face amount of each Letter of Credit, for the period from and including the date of issuance of such Letter of Credit to the date of its expiration or termination, at a per annum rate equal to the applicable Eurodollar Rate Margin based on a 360 day year and the actual number of days elapsed. The accrued letter of credit fee shall be payable in arrears on each Quarterly
Payment  Date  and  on  the  Termination  Date.

     (c) The obligations of the Borrower to reimburse the Bank for drawings under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

      (i) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

     (ii) Any amendment or waiver of or any consent to departure from any Loan Documents;

    (iii) The existence of any claim, setoff, counterclaim, defense or other rights which Borrower, any Obligated Party, or any other Person may have at any time against the beneficiary of any Letter of Credit, the Bank or any other Person, whether in connection with this Agreement or any other Loan Documents or any unrelated transaction;

     (iv) Any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

      (v) Payment by the Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; or

     (vi) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (d) he Borrower assumes all risk of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of any Letter of Credit. Neither the Bank nor any of its affiliates, correspondents, officers or directors shall have any responsibility or liability to the Borrower or any Person for (i) any error, loss, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, radio, telegraph, mail or otherwise and despite any cipher or code which may be employed, or (ii) any action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary(ies) or otherwise in connection with any Letter of Credit, or (iii) the validity, sufficiency or genuineness of documents even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, or (iv) any act, error, neglect or default, omission, insolvency or failure in business of any of the Bank's correspondents, or (v) any failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, or (vi) if any Letter of Credit is transferrable, the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, or (vii) errors in interpretation of technical terms, or (viii) any consequences arising from causes beyond the control of the Bank. The happening of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair or prevent the vesting of any of the Bank's rights or powers hereunder. If any Letter of Credit (or any Loan Document executed in connection with a Letter of Credit) shall be terminated or revoked by operation of law as to the Borrower or any applicant under any Letter of Credit, or if the payment of any Letter of Credit shall be restrained or attempted to be restrained by court order or any other means, Borrower will indemnify and save the Bank harmless from any and all loss, cost, damage, expense and attorneys' fees which may be suffered or incurred by such Person. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Bank under or in connection with any Letter of Credit, if taken or omitted in good faith, shall not put the Bank under any resulting liability to the Borrower or any other Person. The Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE III

                                  Payments

     Section 1 Method of Payment . All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Bank at the Principal Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 10:00 A.M., Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). The Borrower shall, at the time of making each such payment, specify to the Bank the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Bank may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Sections 3.2, 3.3 and 3.4 hereof). Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 2     Voluntary Prepayment .  The Borrower may, upon at least two
(2) Business Days' prior notice to the Bank, voluntarily prepay the Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that (a) prepayment of Eurodollar Advances may give rise to a claim by the Bank for compensation under Section 4.6, and (b) each partial prepayment shall be in the principal amount of One Hundred Thousand Dollars ($100,000) or an integral multiple of Fifty Thousand Dollars ($50,000) in excess of One Hundred Thousand Dollars ($100,000). All notices under this Section shall be irrevocable and shall be given not later than 10:00 A.M. Dallas, Texas, time on the day which is not less than the number of Business Days specified above for such notice. If the Borrower fails to specify the application of prepayments, prepayments shall be applied first to Prime Rate Advances and then to Eurodollar Advances.

     Section 3 Mandatory Prepayment of Advances . If at any time the outstanding principal amount of all Advances exceeds the Commitment, the Borrower shall prepay the amount of excess plus accrued and unpaid interest on the amount so prepaid. Any such mandatory prepayments shall be applied first to Prime Rate Advances and then to Eurodollar Advances.

     Section 4 Withholding Taxes . All payments by the Borrower of principal of and interest on the Advances and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, the Borrower will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Advances and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower shall have no obligation to pay such additional amounts to the Bank to the extent that such taxes, duties, or other charges are imposed on or measured by the net income of the Bank by any jurisdiction. The Borrower shall furnish promptly to the Bank official receipts evidencing any such withholding or reduction.

     Section 5 Computation of Interest . Interest on the Advances and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 365 days and the actual number of days elapsed (including the first day but excluding the last day), except that interest on the Eurodollar Advances shall be computed on the basis of a year of 360 days.

                                   ARTICLE IV

              Special Provisions Regarding Eurodollar Advances

     Section 1 Conversions and Continuations . The Borrower shall have the right from time to time to Convert all (but not less than all) of an Advance of one Type into an Advance of another Type or to Continue Eurodollar Advances as Eurodollar Advances by giving the Bank written notice at least one
(1) Business Day before Conversion into a Prime Rate Advance and at least three (3) Business Days before Conversion into or Continuation of a Eurodollar Advance, specifying: (a) the Conversion or Continuation date, (b) the amount of the Advance to be Converted or Continued, (c) in the case of Conversions, the Type of Advance to be Converted into, and (d) in the case of a Continuation of or Conversion into a Eurodollar Advance, the duration of the Interest Period applicable thereto; provided that (i) except for Conversions into Prime Rate Advances, no Conversions shall be made while a Default has occurred and is continuing, and (ii) no more than three (3) Interest Periods shall be in effect at the same time. All notices by the Borrower under this Section shall be irrevocable and shall be given to the Bank not later than 10:00 A.M. Dallas, Texas time on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Bank the notice as specified above for Continuation or Conversion of a Eurodollar Advance prior to the end of the Interest Period with respect thereto, such Eurodollar Advance shall be Converted automatically into a Prime Rate Advance on the last day of the then current Interest Period for such Eurodollar Advance.

     Section 2         Additional  Costs  .

     (a) The Borrower shall pay directly to the Bank from time to time such amounts as the Bank may determine to be necessary to compensate it for any costs incurred by the Bank which the Bank reasonably determines are attributable to its making or maintaining of any Eurodollar Advances hereunder or its obligation to make any of such Advances hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

      (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Revolving Credit Note in respect of any of such Advances (other than taxes imposed on the overall net income of the Bank or its Applicable Lending Office for any of such Advances by the jurisdiction in which the Bank has its principal office or such Applicable Lending Office);

     (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, the Bank (including any of such Advances or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof); or

    (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this
Article IV as promptly as practicable after it obtains knowledge thereof and determines to request such compensation (provided that any claim by the Bank for compensation pursuant to this Article IV shall be made within ninety (90) days after the initial occurrence of the event giving rise to such claim), and will designate a different Applicable Lending Office for the Advances affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of the Bank, violate any law, rule, or regulation or be in any way disadvantageous to the Bank, provided that the Bank shall have no obligation to so designate an Applicable Lending Office located in the United States of America. The Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of the Bank for compensation under this Section 4.2(a).
 If the Bank requests compensation from the Borrower under this Section 4.2(a), the Borrower may, by notice to the Bank suspend the obligation of the Bank to make or Continue making, or Convert Advances into, Advances of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.5 hereof shall be applicable).

     (b)  Without  limiting  the  effect  of  the foregoing provisions of this
Section 4.2, in the event that, by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes Eurodollar Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to the Borrower, the obligation of the Bank to make or Continue making, or Convert Advances into, Advances of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5 hereof shall be applicable).

     (c)  Determinations  and  allocations  by  the  Bank for purposes of this
Section 4.2 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made in good faith and on a reasonable basis and without duplication of the Reserve Requirement.

     Section 3 Limitation on Types of Advances . Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Advances for any Interest Period therefor, the Bank determines (which determination shall be conclusive if made in good faith) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in
Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement, then the Bank shall give the Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Bank shall be under no obligation to make additional Eurodollar Advances or to Convert Prime Rate Advances into Eurodollar Advances and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Advances, either prepay such Eurodollar Advances or Convert such Eurodollar Advances into Prime Rate Advances in accordance with the terms of this Agreement. The Bank shall be deemed to have acted in good faith under this Section 4.3 if the Bank is giving notice to its customers generally of the occurrence of either of the conditions specified in this Section 4.3.

     Section 4 Illegality . Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Advances hereunder or (b) maintain Eurodollar Advances hereunder, then the Bank shall promptly notify the Borrower thereof and the Bank's obligation to make or maintain Eurodollar Advances and to Convert Prime Rate Advances into Eurodollar Advances hereunder shall be suspended until such time as the Bank may again make and maintain Eurodollar Advances (in which case the provisions of Section 4.5 hereof shall be applicable).

     Section 5 Treatment of Affected Advances . If the Eurodollar Advances of the Bank (such Eurodollar Advances being hereinafter called "Affected Advances") are to be Converted pursuant to Section 4.2 or 4.4 hereof, the Bank's Affected Advances shall be automatically Converted into Prime Rate Advances on the last day(s) of the then current Interest Period(s) for the Affected Advances (or, in the case of a Conversion required by Section 4.2(b) or 4.4 hereof, on such earlier date as the Bank may specify to the Borrower), and, unless and until the Bank gives notice as provided below that the circumstances specified in Section 4.2 or 4.4 hereof which gave rise to such Conversion no longer exist:

     (a) To the extent that the Bank's Affected Advances have been so Converted, all payments and prepayments of principal which would otherwise be applied to the Bank's Affected Advances shall be applied instead to its Prime Rate Advances; and

     (b) All Advances which would otherwise be made or Continued by the Bank as Eurodollar Advances shall be made as or Converted into Prime Rate Advances and all Advances of the Bank which would otherwise be Converted into Eurodollar Advances shall remain as Prime Rate Advances.


     Section 6 Compensation . The Borrower shall pay to the Bank, upon the request of the Bank, which request shall be made within one hundred eighty
(180)  days  after  the occurrence of any event specified in subsection (a) or
(b) below, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

     (a) Any payment, prepayment or Conversion of a Eurodollar Advance for any reason (including, without limitation, the acceleration of the outstanding Advances pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Eurodollar Advance; or

     (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article VI to be satisfied) to borrow, Convert, or prepay a Eurodollar Advance on the date for such borrowing, Conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Eurodollar Advance (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Eurodollar Advance provided for herein minus (ii) the interest component of the amount the Bank would have bid in the London interbank market.

     Section 7 Capital Adequacy . If, after the date hereof, the Bank shall have determined in good faith that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on the Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which the Bank (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within ten
(10) Business Days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank (or its parent) for such reduction; provided that any claim by the Bank for compensation pursuant to this Section 4.7 shall be made within ninety (90) days after the initial occurrence of the event giving rise to such claim. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made in good faith and on a reasonable basis. In determining such amount or amounts, the Bank may use any reasonable averaging and attribution methods.

                                   ARTICLE V

                                  Security

     Section 1 Collateral . Borrower hereby acknowledges, agrees and confirms that, as continuing security for the full and complete payment and performance of the Obligations, the Security Documents grant to the Bank a Lien in the collateral described below (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral").

     (a) Borrower has previously granted to the Bank, for the benefit of the Prior Lenders, a first priority lien on the Real Property and has previously assigned to the Bank, for the benefit of the Prior Lenders, all present and future rents, leases, and profits relating to the Real Property, pursuant to the Deed of Trust and the Assignment of Leases.

     (b) Each of the Borrower and the Guarantors have previously granted to the Bank, for the benefit of the Prior Lenders, a first priority security interest in all of its accounts, accounts receivable, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments, the Pledged Shares, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement and subject to exceptions set forth therein.

     (c) Each of the Borrower and the Guarantors have previously executed or shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements and trademark security interest documents, as the Bank, in its reasonable discretion, deems necessary or desirable to evidence and perfect its Liens and security interests in the Collateral.

     Section 2 Existing Liens to Continue. Borrower hereby acknowledges, agrees and confirms that the Liens previously granted to the Bank, for the benefit of the Prior Lenders, shall continue and survive the execution and delivery of this Agreement, and all of the rights granted to the Bank pursuant to the Security Documents shall also continue and survive the execution and delivery of this Agreement and the other Loan Documents executed in connection herewith; provided, however, that (a) after giving effect to the modifications to the Security Documents required pursuant to Section 6.1 of this Agreement, the Liens shall be in favor of the Bank, for its sole benefit, and such Liens shall no longer be for the benefit of the Prior Lenders and (b) to the extent there is any conflict, of whatever nature, between the conditions, terms and provisions of the Security Documents and this Agreement and the other Loan Documents executed in connection herewith, this Agreement and such new Loan Documents shall govern, prevail and control any such conflict or inconsistency.

     Section 3 Setoff . If an Event of Default shall have occurred and is continuing, the Bank is hereby authorized at any time and from time to time, without prior notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Revolving Credit Note, or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Revolving Credit Note, or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of the Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

     Section 4 Guaranty. The Obligations have been and shall continue to be unconditionally guaranteed in whole or in part by each of the Subsidiaries (other than the Foreign Subsidiaries) pursuant to the Guaranty.

                                   ARTICLE VI

                      Conditions Precedent and Closing

     Section 1 Renewal and Restructure. The obligation of the Bank to renew, extend and restructure the Existing Loans is subject to the condition precedent that the Bank shall have received on or before the Closing Date all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to the Bank:

     (a) Resolutions. (i) Resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to be a party; and
(ii) resolutions of the Board of Directors of each Guarantor certified by its Secretary or Assistant Secretary which authorize the execution, delivery and performance by the Guarantor of the Guaranty and the other Loan Documents to which such Guarantor is or is to be a party.

     (b) Incumbency Certificate. (i) A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign this Agreement and each of the other Loan Documents to which the Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers; and (ii) a certificate of incumbency certified by the Secretary or an Assistant Secretary of such Guarantor certifying the names of the officers of such Guarantor authorized to sign the Loan Documents to which such Guarantor is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers.

     (c) Articles of Incorporation. (i) The articles of incorporation of the Borrower certified by the Secretary of State of the state of incorporation of the Borrower and dated within ten (10) days prior to the Closing Date; and
(ii) the articles of incorporation of each Subsidiary certified, in the case of each Guarantor only, by the Secretary of State of the jurisdiction of incorporation of such Subsidiary and dated within ten (10) days prior to the Closing Date.

     (d) Bylaws. (i) The bylaws of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower; and (ii) the bylaws of each Subsidiary certified by the Secretary or an Assistant Secretary of such Subsidiary.

     (e) Governmental Certificates. (i) Certificates of the appropriate government officials of the state of incorporation of the Borrower as to the existence and good standing of the Borrower, each dated within ten (10) days prior to the date of the Closing Date; and (ii) certificates of the appropriate government officials of the jurisdiction of incorporation of each Guarantor as to the existence of good standing of such Guarantor, each dated within ten (10) days prior to the Closing Date.

     (f) Revolving Credit Note. The Revolving Credit Note executed by the Borrower.

     (g) Amended and Restated Security Agreement. An Amended and Restated Security Agreement, duly executed by the Borrower and the Guarantors, reaffirming and amending as appropriate the provisions of the Security Agreement.

     (h) UCC-3 Amendments to Financing Statements. Form UCC-3 Amendments to all existing Uniform Commercial Code financing statements covering the Collateral, duly executed by the Borrower, amending as appropriate the provisions thereof.

     (i)    Amendments  to  Other  Security  Documents.    Amendments to other
Security Documents as may be necessary in order to preserve and perfect the Bank's first priority Lien in the Collateral.

     (j)    Guaranty.    The  Guaranty  duly  executed  by  the  Guarantors.

     (k) Amendment to Trademark Document. An amendment to the Trademark Security Interest Document, duly executed by the Borrower, reaffirming and amending as appropriate the provisions thereof.

     (l)    Pledged  Shares.    Certificates  evidencing  the  Pledged Shares,
accompanied by appropriate stock powers duly executed in blank by the Borrower or the applicable Guarantor.

     (m) Certain Leases. A certificate executed by an Authorized Officer of the Borrower certifying that attached thereto are true and complete copies of the leases covering each of the office or warehouse facilities leased by the Borrower.

     (n)    Insurance  Policies.   Evidence of all insurance policies required
by Section 8.5, together with loss payable endorsements in favor of the Bank with respect to all insurance policies covering Collateral.

     (o) UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against the Borrower and each of the Guarantors in the offices of the Secretary of State of Texas and the Oklahoma County Clerk, such search to be as of a date no more than ten (10) days prior to the Closing Date;

     (p) Opinion of Counsel. A favorable opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., legal counsel to the Borrower and the Guarantors, as to the matters set forth in Exhibit "C" hereto, and such other matters as the Bank may reasonably request.

     (q) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 12.1, to the extent incurred, shall have been paid in full by the Borrower.

     (r) Facility Fee. Evidence that the Facility Fee shall have been paid in full by the Borrower.

     (s)    Additional Documentation.     Such additional approvals, opinions,
or documents as the Bank or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

     Section 2 New Advances . The obligation of the Bank to make any new Advance (excluding any Continuation or Conversion) is subject to the following additional conditions precedent:

     (a) Advance Request Form. The Bank shall have received, in accordance with Section 2.6, an Advance Request Form, dated the date of such Advance, executed by an Authorized Officer of the Borrower;

     (b) No Default. No Default shall have occurred and be continuing, or would result from such Advance;

     (c) Representations and Warranties. All of the representations and warranties contained in Article VII hereof and in the other Loan Documents shall be true and correct on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date; and

     (d)    Additional  Documentation.    The  Bank  shall  have received such
additional approvals, opinions, or documents as the Bank or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

     Section 3 Closing. The closing of the transactions contemplated hereby shall occur no later than August 29, 1997, at 10:00 A.M. (Dallas, Texas time), or such later date and time as the parties hereto may mutually agree (the "Closing Date") at the offices of Winstead, Sechrest & Minick, P.C., 5400
Renaissance  Tower,  1201  Elm  Street,  Dallas,  Texas    75270.

                                   ARTICLE VII

                       Representations and Warranties

     To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

     Section 1 Corporate Existence . The Borrower and each Subsidiary (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. The Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

     Section 2 Financial Statements . The Borrower has delivered to the Bank audited consolidated financial statements of the Borrower and its Subsidiaries as at and for the fiscal year ended June 30, 1996, and unaudited consolidated financial statements of the Borrower and its Subsidiaries for the nine (9)-month period ended March 30, 1997. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. To the best of Borrower's knowledge, neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments required by GAAP to be reflected in such financial statements except as reflected in such financial statements. To the best of Borrower's knowledge, there has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section.

     Section 3 Corporate Action; No Breach . The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party, the execution, delivery and performance by the Guarantors of the Guaranty and the other Loan Documents to which they are or may become a party, and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Borrower and the Guarantors and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of the Borrower or any of the Guarantors, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or any of the Guarantors is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article V) upon any of the revenues or assets of the Borrower or any Guarantor.

     Section 4 Operation of Business . The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, service marks and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing. Schedule 7 identifies all trademarks, trade names, service marks, copyrights, patents and applications for any of the foregoing owned by or issued to the Borrower or any of the Subsidiaries and includes the name under which the rights are claimed, and the dates of issuance or application, as the case may be. Except as set forth on Schedule 7, neither the Borrower nor any Subsidiary pays any royalty for the use of such trademarks, trade names, service marks, copyrights, patents and applications, and Borrower has the exclusive right to bring actions for the infringement thereof. No product made or sold by the Borrower or any Subsidiary violates any license granted to the Borrower or such Subsidiary or, to the best of Borrower's knowledge, infringes any trademark, trade name, service mark, copyright or patent of another. There is no pending nor, to be best of Borrower's knowledge, threatened claim of litigation against the Borrower or any Subsidiary contesting its right to use any of the trademarks, trade names and service marks or the validity of any of the copyrights and patents listed on Schedule 7 or asserting the misuse thereof.

     Section 5 Litigation and Judgments . Except as disclosed on Schedule 2 hereto, Borrower has no knowledge of any action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary or the ability of the Borrower to pay and perform the Obligations. There are no outstanding judgments against the Borrower or any Subsidiary.

     Section 6 Rights in Properties; Liens . The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and, to the best of Borrower's knowledge, none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 9.2.

     Section 7 Enforceability . This Agreement constitutes, and the other Loan Documents to which the Borrower or any Guarantor is party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

     Section 8 Approvals . No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and by the Borrower or any Guarantor of the other Loan Documents to which the Borrower or such Guarantor, as applicable, is or may become a party or for the validity or enforceability thereof.

     Section 9 Debt . The Borrower and its Subsidiaries have no Debt, except as permitted under Section 9.1.

     Section 10 Taxes . The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid, subject to any matters being contested in good faith by appropriate proceedings, all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

     Section 11 Use of Proceeds; Margin Securities . Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 12 ERISA . The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan with the result that there is an unfunded liability currently or prospectively owed by Borrower or any Subsidiary. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

     Section 13 Disclosure . No statement, information, report, representation, or warranty made by the Borrower in this Agreement or in any other Loan Document or furnished to the Bank by the Borrower or any Guarantor in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, when taken as a whole, not misleading. There is no fact known to the Borrower which has a material adverse effect, or which in the future could reasonably be expected to have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary that has not been disclosed in writing to the Bank.

     Section 14 Subsidiaries . The Borrower has no Subsidiaries other than those listed on Schedule 4 hereto, and Schedule 4 sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of the Borrower's ownership of the outstanding voting stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable.

     Section 15 Agreements . Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary, or the ability of the Borrower to pay and perform its obligations under the Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

     Section 16 Compliance with Laws . Neither the Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which would or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Borrower or any Subsidiary.

     Section 17 Inventory . All inventory of the Borrower and any Subsidiary has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor
Standards  Act,  as  amended  (29  U.S.C.        201-219), and the regulations
promulgated  thereunder.

     Section 18 Investment Company Act . Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 19 Public Utility Holding Company Act . Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 20 Environmental Matters . Except as disclosed on Schedule 5 hereto:

     (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all
Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

     (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

     (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets, except for the handling, storage, use, transportation, or generation of materials and products used, produced or generated in the business of food preparation, processing, packaging, warehousing, transportation and restaurant operations including, without limitation, chemicals for processing or preserving food products, chemicals and other substances used for building and grounds maintenance, disinfectants, pesticides, cleaning agents, motor fuels, lubricants, processing by-products and food wastes, all of which have been stored, used, transported and generated in compliance with all Environmental Laws;

     (d) Neither the Borrower nor any of its Subsidiaries nor any of their respective currently owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

     (e) There are no conditions or circumstances associated with the currently owned or leased properties or operations of the Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

     (f)  Neither  the  Borrower  nor  any of its Subsidiaries is a treatment, storage,  or  disposal  facility  requiring  a  permit  under  the  Resource
Conservation  and  Recovery  Act,  42  U.S.C.      6901 et seq., regulations
thereunder  or  any  comparable  provision  of  state  law;

     (g) Neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

     (h) 4To the best of Borrower's knowledge, no Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or its Subsidiaries.


                                   ARTICLE VIII

                             Positive Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants:

     Section 1      Reporting Requirements .  The Borrower will furnish to the
Bank:

     (a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending in June of 1997, (i) a copy of the annual audit report of the Borrower and the Subsidiaries for such fiscal year containing, on a consolidated and (to the extent required by GAAP) consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Price Waterhouse, or other independent certified public accountants of recognized standing acceptable to the Bank, to the effect that such report has been prepared in accordance with GAAP; and (ii) a certificate of such independent certified public accountants to the Bank (A) stating that to their knowledge no Default has occurred and is continuing, or if in their opinion a Default has occurred and is continuing, a statement as to the nature thereof, and (B) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

      (b) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and (to the extent required by GAAP) consolidating basis, balance sheets and statements of income, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by an Authorized Officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to the absence of footnotes and year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated and (to the extent required by GAAP) consolidating basis, at the date and for the periods indicated therein;

     (c) Quarterly Calculations. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, (i) a certificate of an Authorized Officer of the Borrower in substantially the form of Exhibit "D" hereto (A) stating to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (B) showing in reasonable detail the most recent calculations demonstrating compliance with Article X and (ii) if applicable, the notice required under the definition of "Eurodollar Rate Margin";

     (d) Certificate of No Default. Concurrently with the delivery of each of the financial statements referred to in subsection 8.1(a), a certificate of an Authorized Officer of the Borrower in substantially the form of Exhibit "D" hereto (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the most recent calculations demonstrating compliance with Article X;

     (e) Management Letters. As soon as practicable and in any event within five (5) days after receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

     (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, is likely to result in liability, over and above any portion covered by insurance, in excess of $500,000;

     (g) Notice of Default. As soon as practicable and in any event within five (5) days after the Borrower knows or has reason to know of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

     (h) ERISA Reports. As soon as practicable and in any event within five (5) days after the filing or receipt thereof, copies of all reports, including annual reports, reports of Reportable Events, and material notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as practicable and in any event within five (5) days after the Borrower or any Subsidiary knows or has reason to know that any Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the Authorized Officer of the Borrower setting forth the details as to such Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

     (i) Notice of Material Adverse Change. As soon as practicable and in any event within five (5) days after the Borrower knows or has reason to know of the occurrence thereof, written notice of any matter that is likely to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

     (j) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

     (k)      General  Information.    As  soon  as  practicable,  such  other
information concerning the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     Section 2 Maintenance of Existence; Conduct of Business . The Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its material leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

     Section 3 Maintenance of Properties . The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its material properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

     Section 4 Taxes and Claims . The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

     Section 5 Insurance . The Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance (or utilize legally available alternatives to such insurance), property insurance, comprehensive general liability insurance, products liability insurance, and business interruption insurance reasonably satisfactory to the Bank. The Borrower will provide evidence of all such insurance to the Bank, and all such insurance must be reasonably satisfactory to the Bank. Each insurance policy covering Collateral shall name the Bank as an additional loss payee and shall provide that such policy will not be cancelled or reduced without thirty (30) days' prior written notice to the Bank.

     Section 6 Inspection Rights . At any reasonable time and from time to time, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. Without limiting the generality of the foregoing, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Bank to conduct semi-annual field audits, the cost of which will be borne by the Borrower in an amount not to exceed $10,000 annually.

     Section 7 Keeping Books and Records . The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

     Section 8 Compliance with Laws . The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

     Section 9 Compliance with Agreements . The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

     Section 10 Further Assurances . The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Bank to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Bank in the Collateral.

     Section 11 ERISA . The Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

     Section 12 Change of Control. As soon as possible and in any event within five (5) days after the Borrower knows or has reason to know that a Change of Control has occurred or is contemplated, the Borrower shall give the Bank notice thereof and shall offer to accelerate payment of all the Obligations. The Bank shall have fifteen (15) days after its receipt of such notice to notify the Borrower of its desire to accelerate payment of all the Obligations, in which event the Borrower shall pay the Obligations in full within thirty (30) days after the later of (a) the Bank's notice to the Borrower of its desire to accelerate payment or (b) the occurrence of the Change of Control. Notwithstanding the foregoing, the Bank agrees not to exercise its right to accelerate payment of the Obligations pursuant to a Change of Control which results from the death of C. Jeffrey Rogers, provided that Ronald Parker assumes and remains in the position of chief executive officer of the Borrower.


                                   ARTICLE IX

                             Negative Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants:

     Section 1 Debt . The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

     (a)     Debt  to  the  Bank  pursuant  to  the  Loan  Documents;

     (b) Existing Debt described on Schedule 3 hereto and any renewal or extension thereof which does not increase the outstanding amount thereof; and

     (c) Debt of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or another Subsidiary; and

     (d) Capital Lease Obligations and/or purchase money Debt for purchases of equipment in the ordinary course of business not exceeding $1,600,000 in the aggregate at any one time.

     Section 2 Limitation on Liens . The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

     (a)    Liens  disclosed  on  Schedule  6  hereto;

     (b)    Liens  in  favor  of  the  Bank;

     (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses;

     (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

     (e) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens (including statutory landlord's Liens) securing obligations that are not yet due and are incurred in the ordinary course of business; and

     (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs, to secure the performance of reinsurance agreements or to secure payments to utilities or the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business.

     (g) Purchase money liens, purchase money security interests or title retention arrangements upon or in any equipment acquired or held by the Borrower in the ordinary course of business to secure purchase money indebtedness incurred solely for the purpose of financing the acquisition of such equipment; provided that such purchase money indebtedness does not exceed limitations contained in clause (d) of Section 9.1 hereof; and provided, further, that such purchase money liens, purchase money security interests or title retention arrangements shall attach only to equipment so acquired and shall not attach to any other Collateral;

     (h) Attachment and judgment Liens not constituting an Event of Default under Section 11(g) or 11(h);

     (i) Inchoate Liens arising under ERISA to secure the contingent liability of the Borrower or any Subsidiary; and

     (j) Liens renewing and extending the Liens permitted hereunder, provided that no such Lien is expanded to cover any additional property.

     Section 3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself, except that (a) a wholly-owned Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation), (b) the Borrower may purchase or otherwise acquire the assets of existing franchisees or area development rights up to an aggregate amount of $5,000,000 and (c) the Borrower may purchase or otherwise acquire all or any substantial part of the business or assets of any Person upon obtaining the prior written approval of the Bank.

     Section 4 Restricted Payments . The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock; provided that the foregoing restrictions do not prohibit (a) the purchase of common stock of the Borrower in open market transactions, so long as no Default or Event of Default exists at the time of such purchase nor would result after giving effect thereto; (b) dividend payments on any class of capital stock payable solely in shares of capital stock of the Borrower;
(c) payments of dividends from any Subsidiary to the Borrower; (d) payments in lieu of taxes to the Borrower or a Subsidiary pursuant to a tax sharing agreement; (e) any exchange of stock not involving any cash consideration pursuant to a stock option plan for employees or directors of the Borrower;
(f) payments of cash dividends on any class of capital stock of Borrower so long as no Default or Event of Default exists at the time of such payment nor would result after giving effect thereto at the time of such payment; and (g) any other redemption, purchase, retirement or the acquisition of the Borrower's capital stock upon obtaining the prior written approval of the Bank.

     Section 5 Investments . The Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit (other than trade credit extended to any franchisee or purchaser of inventory from Borrower or any Subsidiary), or capital contribution to or investment in, or purchase or own, or permit any Subsidiary to purchase or own, any stock, bonds, notes, debentures, or other securities of, any Person, except:

     (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

     (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000;

     (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

     (d) advances, loans and capital contributions by the Borrower to any Subsidiary which is in existence at the Closing Date, and advances or loans to the Borrower by any Subsidiary;

     (e) ans to franchisees in an aggregate amount not to exceed $100,000 to any one franchisee or $250,000 in the aggregate;

     (f) loans or advances to employees of the Borrower in the ordinary course of business not to exceed $100,000 to any one individual or $250,000 in the aggregate;

     (g) investments outstanding at any time with respect to hedging exposure to foreign currency fluctuations in which the Borrower has currency exposure, provided that the actual exposure covered by such investments does not exceed $100,000;

     (h)    investments  listed  on  Schedule  8;

     (i) promissory notes or other evidences of indebtedness arising from sales of franchises or area development rights or transfers of franchises, equipment, and related property by the Borrower; and

     (j) investments in joint ventures or other business combinations or entities for the purpose of promoting franchise operations in an aggregate amount not to exceed $100,000 in any one transaction or $250,000 in the aggregate; provided that the Borrower shall form a separate Subsidiary to be a partner or investor in any such joint venture or other business combination.

Notwithstanding the foregoing, the Borrower shall be permitted to form new Subsidiaries subsequent to the Closing Date and make advances, loans and capital contributions thereto, provided that each such new Subsidiary becomes a party to the Guaranty, the Security Agreement and any other Loan Documents requested by the Bank on terms satisfactory to the Bank within ten (10) days after the formation thereof.

     Section 6 Limitation on Issuance of Capital Stock . The Borrower will not, and will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock, except pursuant to a stock option plan for employees or directors of the Borrower.

     Section 7 Transactions With Affiliates . The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

     Section 8 Disposition of Assets . The Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, without the prior written approval of the Bank, except as follows:

     (a)    dispositions of inventory in the ordinary course of business;

     (b)    sales  of  franchises  and  area  development  rights;

     (c) dispositions to the Borrower or a Subsidiary who is a party to the Security Agreement;

     (d) dispositions of worn-out or obsolescent equipment, provided that the proceeds thereof are used to acquire replacements thereof; and

     (e) sales of other assets at not less than the fair market value thereof, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) the aggregate book value of all assets then proposed to be disposed of plus the aggregate book value of all other assets disposed of by the Borrower and the Subsidiaries pursuant to this subsection (e) in a twelve month period immediately preceding the date of such proposed disposition does not exceed five percent (5%) of Consolidated Assets at the end of the preceding fiscal year, and (iii) the aggregate book value of all assets then proposed to be disposed of plus the aggregate book value of all assets disposed of by the Borrower and the Subsidiaries during the period from the Closing Date to the date of such proposed disposition does not exceed ten percent (10%) of Consolidated Assets at the end of the preceding fiscal year.

     Section 9 Sale and Leaseback . The Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person, except sale and leaseback transactions involving expenditures not to exceed an aggregate of $600,000 in any twelve (12) month period.

     Section 10 Prepayment of Debt . The Borrower will not prepay, and will not permit any Subsidiary to prepay, any Debt, except the Obligations.

     Section 11 Nature of Business . The Borrower will not, and will not permit any Subsidiary to, engage in any business other than existing businesses and any business producing or offering for sale, by Borrower or through contracts with third parties, any food product by any method of marketing or distribution, or other products related to promoting or enhancing the public reputation and good-will of Borrower or any Subsidiary.

     Section 12 Environmental Protection . Except for the handling, storage, use, transportation or generation of materials and products used, produced or generated in the business of food preparation, processing, packaging, warehousing, transportation and restaurant operations including, without limitation, chemicals for processing or preserving food products, chemicals and other substances used for building and grounds maintenance, disinfectants, pesticides, cleaning agents, motor fuels, lubricants, processing by-products and food wastes, all of which shall be handled, stored, used, transported and generated in compliance with all Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets, in each case in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible, whereby such use or activity is likely to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries when viewed as a whole.

     Section 13 Accounting . The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any material change
(a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Bank, or (b) in tax reporting treatment, except as required by law and disclosed to the Bank.

                                   ARTICLE X

                            Financial Covenants

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants, such performance and observance to be evidenced and tested for compliance as of the end of each fiscal month:

     Section 1      Current Ratio .  The Borrower will at all times maintain a
Current  Ratio  of  not  less  than  1.25  to  1.0.

     Section 2 Leverage Ratio . The Borrower will at all times maintain a Leverage Ratio of not greater than 2.0 to 1.0.

     Section 3     Funded Debt Ratio.  The Borrower will at all times maintain
a  Funded  Debt  Ratio  of    not  greater  than  2.50  to  1.00.

     Section 4 Fixed Charge Coverage Ratio. The Borrower will at all times maintain a Fixed Charge Coverage Ratio of not less than 1.80 to 1.0.

     Section 5 Operating Leases. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any liability for payments under any Operating Leases without the prior written approval of the Bank, which approval shall not be unreasonably withheld, except for (a) liabilities under Operating Leases in existence as of June 30, 1997, and (b) liabilities under new Operating Leases which do not increase the Operating Lease obligations (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Subsidiary is obligated to pay under any such Operating Lease) of the Borrower and the Subsidiaries on a consolidated basis by an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) per fiscal year commencing with the fiscal year ending in June of 1998; provided that the amount of any permitted increase in liabilities under Operating Leases not incurred in any fiscal year may be carried forward to the next succeeding fiscal year but not thereafter.

                                   ARTICLE XI

                                  Default

     Section 1 Events of Default . Each of the following shall be deemed an "Event of Default":

     (a) The Borrower shall fail to pay when due any principal, interest or fees, or any part thereof, and such failure continues for one (1) Business Day after notice thereof by the Bank.

     (b) The Borrower shall fail to pay when due the Obligations (other than the Obligations described in subsection (a) above) or any part thereof, and such failure continues for five (5) Business Days after notice thereof by the Bank.

     (c) Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

     (d) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 8.1, Article IX, or Article X of this Agreement and, in the case of Section 8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(j) or 8.1(k) only, such failure shall continue for three (3) Business Days after notice thereof to the Borrower by the Bank.

     (e) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as provided in (a) through (c) of this Section) and such failure shall continue for a period of twenty
(25)  days  after  notice  thereof  to  the  Borrower  by  the  Bank.

     (f) The Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

     (g) An involuntary proceeding shall be commenced against the Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of forty-five (45) days.

     (h) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of forty-five (45) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) against any of its assets or properties.

     (i) A final judgment or judgments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within such period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

     (j) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due (and after giving effect to any applicable grace period or any extension of the applicable maturity date) any principal of or interest on any Material Debt (other than the Obligations), or the maturity of any such Material Debt shall have been accelerated, or any such Material Debt shall have been required to be prepaid prior to the stated maturity thereof, or any default shall have occurred (after giving effect to any applicable grace period) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment. For purposes of this subsection (i), the term "Material Debt" means Debt owed by the Borrower or any Subsidiary, the principal amount of which exceeds Five Hundred Thousand Dollars ($500,000).

     (k) This Agreement, the Revolving Credit Note, the Security Documents, the Guaranty, or any other material Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of such Loan Documents, or any lien or security interest created by such Loan Documents shall for any reason cease to be a valid, first priority (subject to exceptions permitted therein) perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

     (l) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Bank subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Five Hundred Thousand Dollars ($500,000).

     (m) The Borrower or any of its Subsidiaries, or any of their properties, revenues, or assets, shall become the subject of an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged (or provisions shall not be made for such discharge) within forty-five (45) days from the date of entry thereof.

     (n) A Change of Control shall occur, the Bank shall have given notice to the Borrower pursuant to Section 8.12 that the Bank desires to accelerate payment of all the Obligations, and the Borrower shall have failed to pay the Obligations in full within the thirty (30) day period specified in Section 8.12.

     Section 2 Remedies . If any Event of Default shall occur and be continuing, the Bank may do any one or more of the following:

     (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Revolving Credit Note and all other obligations of the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     (b)    Termination  of  Commitment.    Terminate  the  Commitment without
notice  to  the  Borrower.

     (c)     Judgment.    Reduce  any  claim  to  judgment.

     (d)    Foreclosure.    Foreclose or otherwise enforce any Lien granted to
the Bank to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

     (e)    Rights.   Exercise any and all rights and remedies afforded by the
laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Subsection (e) or (f) of Section 11.1, the Commitment shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Revolving Credit Note and all other obligations of the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     Section 3 Performance by the Bank . If, at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents after notice from the Bank, the Bank may perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Bank, promptly pay any amount expended by the Bank in connection with such performance or attempted performance to the Bank at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Bank shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

                                   ARTICLE XII

                               Miscellaneous

     Section 1      Expenses .  The Borrower hereby agrees to pay on demand:
(a) all reasonable out of pocket costs and expenses of the Bank in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Bank,
(b) all out of pocket costs and expenses of the Bank in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Bank, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all out of pocket costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other reasonable out of pocket costs and expenses incurred by the Bank in connection with this Agreement or any other Loan Document, including, without limitation, all reasonable costs, expenses, and other charges incurred in connection with obtaining any title report, survey, audit, or appraisal in respect of the Collateral.

     Section 2 INDEMNIFICATION . EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN THE BORROWER SHALL INDEMNIFY THE BANK AND EACH OF ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY
HAZARDOUS  MATERIAL  LOCATED  ON,  ABOUT,  WITHIN,  OR  AFFECTING  ANY  OF THE
PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS'
FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON BUT NOT ARISING OUT OF OR RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON.

     Section 3 Limitation of Liability . None of the Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents, except for such Person's willful misconduct, gross negligence or failure to comply with the express provisions of any of the Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Bank or any of its Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     Section 4 No Duty . All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Bank shall have the right to act exclusively in the interest of the Bank and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

     Section 5 No Fiduciary Relationship . The relationship between the Borrower and each Bank is solely that of debtor and creditor, and the Bank does not have any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Bank to be other than that of debtor and creditor.

     Section 6 Equitable Relief . The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Bank. The Borrower therefore agrees that the Bank, if the Bank so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 7 No Waiver; Cumulative Remedies . No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 8 Successors; Assignment . This Agreement shall be binding upon and inure to the benefit of the Bank and the Borrower and their respective successors and assigns; provided however, that (a) the Borrower may not assign or transfer its interest hereunder without Bank's prior written consent and (b) the Bank must give notice to the Borrower at least sixty (60) days prior to assigning its interest hereunder.

     Section 9 Participations. The Bank shall have the right at any time and from time to time to grant participations in the Revolving Credit Note and any other Loan Documents. Each actual or proposed participant shall be entitled to receive all information received by the Bank regarding the Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

     Section 10 Survival . All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article IV and Sections 12.1 and 12.2 shall survive repayment of the Revolving Credit Note and termination of the Commitments.

     SECTION 11 ENTIRE AGREEMENT. THIS AGREEMENT, THE REVOLVING CREDIT NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Section 12 Amendments, Etc . No amendment or waiver of any provision of this Agreement, the Revolving Credit Note, or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Bank and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 13 Maximum Interest Rate . No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Revolving Credit Note; and, if the principal of the Revolving Credit Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Revolving Credit Note so that interest for the entire term does not exceed the Maximum Rate.

     Section 14 Notices . All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Bank pursuant to Article II shall not be effective until received by the Bank.

     Section 15 Governing Law; Venue; Service of Process . This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against the Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. The Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and
(b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. The Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section
12.13. Nothing herein or in any of the other Loan Documents shall affect the right of the Bank to serve process in any other manner permitted by law or shall limit the right of the Bank to bring any action or proceeding against the Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by the Borrower against the Agent or any Bank shall be brought only in a court located in Dallas County, Texas.

     Section 16         Arbitration.

     (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.

     (c)1 No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     (d) Arbitrator Qualifications and Powers Awards. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitration (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and
(B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

     (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceedings within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulations, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provisions most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.


     Section 17 Counterparts . This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 18 Severability . Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 19 Headings . The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 20 Non-Application of Chapter 15 of Texas Credit Code . The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

     Section 21 Construction . The Borrower and the Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan
Documents  shall  be  construed  as  if jointly drafted by the parties hereto.

     Section 22 Independence of Covenants . All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     SECTION 23 WAIVER OF JURY TRIAL . TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     SECTION 24 NOTICE OF INDEMNIFICATION. THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTION 12.2 HEREOF.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


BORROWER:

PIZZA  INN,  INC.


By:    /s/  Ronald  W.  Parker
Name:    Ronald  W.  Parker
Title:    Executive  Vice  President

Address  for  Notices:

5050  Quorum,  Suite  500
Dallas,  Texas    75240

Fax  No.:    (972)  702-9510
Telephone  No.:    (972)  701-9955

Attention:    Ronald  Parker


BANK:

WELLS  FARGO  BANK  (TEXAS),  NATIONAL  ASSOCIATION


By:  /s/  Kyle  G.  Hranicky
Name:  Kyle  G.  Hrnaicky
Title:  Assistant  Vice  President

Address  for  Notices:
1445  Ross  Avenue
Dallas,  Texas    75265-0291

Fax  No.:    (214)  740-1543
Telephone  No.:    (214)  740-1560

Attention: Kyle  Hranicky


Lending  Office  for  Prime  Rate  Advances

1445  Ross  Avenue
Dallas,  Texas    75265-0291

Lending  Office  for  Eurodollar  Advances

1445  Ross  Avenue
Dallas,  Texas    75265-0291